UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2021

SKILLZ INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-39243 (Commission File Number)	46-2682070 (IRS Employer Identification No.)
PO Box 445
San Francisco, California 94104
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	SKLZ.WS	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

On April 12, 2021, the Staff of the Securities and Exchange Commission (the “SEC”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies” (“SPACs”) (the “Statement”). In the Statement, the SEC staff expressed its view that certain terms and conditions common to SPAC warrants may require such warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity and will be measured at fair value with non-cash fair value adjustments recorded into earnings at the end of each reporting period. After considering the Statement, Skillz Inc. (the “Company”) re-evaluated its historical accounting for its warrants which were classified as equity and concluded it must amend the accounting treatment of the public warrants and private placement warrants (collectively, the “Warrants”) issued in connection with the initial public offering of Flying Eagle Acquisition Corp. (“FEAC”) and recorded to the Company’s consolidated financial statements as a result of the Company’s business combination with FEAC and the reverse recapitalization that occurred on December 16, 2020.
On April 29, 2021, the Audit Committee of the Board of Directors of the Company concluded that the Company’s consolidated financial statements for the year ended December 31, 2020 should no longer be relied upon due to changes required to reclassify the Warrants as liabilities and record non-cash fair value adjustments into earnings to align with the guidance set forth in the Statement. Similarly, the related press releases, Report of Independent Registered Public Accounting Firm on the consolidated financial statements as of December 31, 2020 and for the year then ended, and the stockholder communications, investor presentations or other communications describing the relevant portions of the Company’s consolidated financial statements for the year ended December 31, 2020 should no longer be relied upon. The Company is preparing an amendment (the “Amended Form 10-K”) to its Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 12, 2021 reflecting this reclassification of the Warrants as liabilities and recognition of related non-cash fair value adjustments into earnings. As soon as practicable following the filing of this Current Report on Form 8-K, the Company will file the Amended Form 10-K, which will include restated consolidated financial statements that reflect the revised accounting and valuation of the Warrants.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Ernst & Young LLP.

Item 8.01. Other Events.

The Company will hold its annual meeting of stockholders on May 26, 2021, at 9:00 a.m. Pacific Time for consideration of the proposals described in its definitive proxy statement mailed to stockholders on or about April 14, 2021. The restatement of the Company’s financial statements for the year ended December 31, 2020 as described above is not indicative of any change in management’s assessment of the business of the Company, but is required for alignment with the Statement. For those and other reasons, including the nature of the proposals to be acted upon at the annual meeting, the Company does not believe the restatement should materially impact its stockholders’ consideration of the proposals to be considered and voted upon at the annual meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SKILLZ INC.

By: /s/ Charlotte Edelman
Name: Charlotte Edelman
Title: VP of Legal

Date: May 4, 2021